Exhibit 10.5A

AMENDMENT TO

AMERICAN WATER WORKS COMPANY, INC.

2007 OMNIBUS EQUITY COMPENSATION PLAN

PERFORMANCE STOCK UNIT GRANT

This AMENDMENT TO PERFORMANCE STOCK UNIT GRANT (the "Amendment"), dated as of April 28, 2014 (the "Date of Amendment"), is delivered by American Water Works Company, Inc. (the "Company") to ______________________ (the "Participant") to amend that certain PERFORMANCE STOCK UNIT GRANT.

RECITALS

WHEREAS, the Company has previously awarded the Participant a Performance Stock Unit Grant dated February 20, 2014 that may be earned based on performance goals relating to compounded earnings per share growth and operational efficiency improvement (the "Grant Agreement"), governed by the terms of the American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan (the "Plan");

WHEREAS, the Committee has determined to amend the Grant Agreement to cause the Participant to become vested upon the attainment of certain age and service conditions;

NOW, THEREFORE, the parties to this Amendment, intending to be legally bound hereby, agree as follows:

1.        Vesting Upon Retirement. Notwithstanding any provision of the Grant Agreement to the contrary, if, at least one year after the beginning of the Performance Period, but prior to the end of the Performance Period, the Participant ceases to be employed by, or provide service to, the Employer (for any reason other than for Cause) after the Participant's attainment of age 62 and completion of five (5) total years of service with the Employer, the Participant will earn the number of Performance Units that would have been earned if the Participant had remained employed through the last day of the Performance Period, if the performance goal and the requirements of this Grant are met as of the last day of the Performance Period.

2.        No Other Changes to Grant Agreement. The terms otherwise set forth under the Grant Agreement shall not be modified by this Amendment except as expressly amended above.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment, effective as of the Date of Amendment.

AMERICAN WATER WORKS COMPANY, INC.

By:    Jeffry E. Sterba

Its:    President and CEO